Exhibit 21.01
Following is a list of subsidiaries of Citigroup Inc., as of December 31, 2013, and the states or countries in which they are organized. The indentation reflects the principal parenting of each subsidiary. Citigroup Inc. owns, directly or indirectly, at least 70% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as that term is defined in Rule 1-02(w) of Regulation S-X), as of December 31, 2013.

Subsidiary	Jurisdiction Name
Citicorp	Delaware
Citibank, N.A.	United States
CAFCO, LLC	Delaware
CFNA Receivables (MD), Inc.	Maryland
CF Network Receivables Corporation	Delaware
CF Network Issuance Trust 2010-1	Delaware
Citi Investor Services, Inc.	Delaware
Citi Hedge Fund Services North America, Inc.	Delaware
Citibank (China) Co., Ltd.	China
Citibank Europe plc	Ireland
Citibank Maghreb	Morocco
Citibank Overseas Investment Corporation	United States
Administradora de Valores de Guatemala, Sociedad Anonima	Guatemala
Banco Citibank de Guatemala, S.A.	Guatemala
Banco Citibank S.A.	Brazil
Citibank Corretora de Seguros Ltda.	Brazil
Citibank Leasing S.A.-Arrendamento Mercantil	Brazil
Citibank-Distribuidora de Titulos e Valores Mobiliarios S.A.	Brazil
Bank Handlowy w Warszawie S.A.	Poland
BGH International Holdings, LLC	Delaware
BISYS Financial Services Ltd.	Bermuda
Citi Fund Services (Bermuda), Ltd.	Bermuda
Citi Cards Canada Holding Corporation	Delaware
Citi Cards Canada Inc.	Ontario
Citi Cards Japan, Inc.	Japan
Citi Holdings Bahamas Ltd.	Bahamas
Citi International Investments Bahamas Limited	Bahamas
Corinth Holdco LLC	Delaware
Citibank International plc	England
Citibank Investments Limited	England
CitiFinancial Holdings Limited	England
Future Mortgages Limited	England
Citicorp Trustee Company Limited	England
Citi Overseas Investments Bahamas Inc.	Bahamas
Citigroup Global Markets Finance Corporation & Co. beschrankt haftende KG	Germany
Citigroup Global Markets Deutschland AG	Germany
Citigroup International Luxembourg Limited	England
Citigroup Participation Luxembourg Limited	England
Citi International Financial Services, LLC	Puerto Rico

Citibank Berhad	Malaysia
Citibank Canada	Canada
Citibank Espana S.A.	Spain
Citibank Holdings Ireland Limited	Ireland
Citibank Europe plc	Ireland
Citibank Japan Ltd.	Japan
Citibank Nigeria Limited	Nigeria
Citibank Taiwan Ltd.	Taiwan
Citibank-Colombia S.A.	Colombia
Cititrust Colombia S.A. Sociedad Fiduciaria	Colombia
Citicorp Capital Markets Sociedad Anonima	Argentina
Citicorp Finance (India) Limited	India
Citicorp Financial Services and Insurance Brokerage Philippines, Inc.	Philippines
Citicorp Insurance Agency Co., Ltd.	Taiwan
Citifinance S.A.	Haiti
Citigroup Asia Pacific Holding Corporation	Delaware
Citigroup Holding (Singapore) Private Limited	Singapore
Citibank (Hong Kong) Limited	Hong Kong
Citibank Berhad	Malaysia
Citibank Singapore Limited	Singapore
Citicorp International Limited	Hong Kong
Citicorp Investment Bank (Singapore) Limited	Singapore
Citicorp Pty Limited	Australia
Citigroup Pty Limited	Australia
Citigroup Chile S.A.	Chile
Inversiones Citigroup Chile Limitada	Chile
Citigroup Korea Inc.	Korea, Republic of
Citibank Korea Inc.	Korea, Republic of
Citigroup Capital Korea Inc.	Korea, Republic of
Citigroup Netherlands B.V.	Netherlands
Citibank Anonim Sirketi	Turkey
ZAO Citibank	Russian Federation
Diners Club Argentina S.R.L.C. y de T.	Argentina
Diners Club Pty Limited	Australia
Inversiones Financieras Citibank, S.A.	El Salvador
Banco Citibank de El Salvador, S.A.	El Salvador
Public Joint Stock Company "Citibank"	Ukraine
Yonder Investment Corporation	Delaware
Latin American Investment Bank Bahamas Limited	Bahamas
Citicorp Credit Services, Inc. (USA)	Delaware
Citicorp USA, Inc.	Delaware
CitiMortgage, Inc.	New York
First Collateral Services, Inc.	Delaware
Ecount, Inc.	Delaware
GOVCO, LLC	Delaware
JSC Citibank Kazakhstan	Kazakhstan

Citicorp Banking Corporation	Delaware
Associates First Capital Corporation	Delaware
CitiFinancial Credit Company	Delaware
American Health and Life Insurance Company	Texas
CitiFinancial Servicing LLC	Delaware
OneMain Financial Holdings, Inc.	Delaware
OneMain Assurance Services, Inc.	Texas
OneMain Financial, Inc.	Delaware
OneMain Financial Services, Inc.	Minnesota
OneMain Financial, Inc. <HI>	Hawaii
OneMain Financial, Inc. <WV>	West Virginia
Triton Insurance Company	Texas
Citigroup Finance Canada Inc.	Canada
CitiFinancial Canada, Inc.	Canada
CGI Private Equity LP LLC	Delaware
Citigroup Capital Partners II Cayman Employee Fund, L.P.	Cayman Islands
Citibank (Switzerland) AG	Switzerland
Citicorp Data Systems Incorporated	Delaware
Citicorp Funding, Inc.	Delaware
Citicorp Municipal Mortgage Holdings Inc.	Delaware
Citicorp Municipal Mortgage Inc.	Delaware
Tarjetas Banamex, S.A. de C.V. SOFOM E.R.	Mexico
Citicorp Insurance USA, Inc.	Vermont
Citicorp North America, Inc.	Delaware
Citicorp Buffalo Basin, Inc.	Delaware
CM Leasing Member 1995 Trust-A1	Delaware
Niagara Holdco LLC	Delaware
Iris Falls LLC	Delaware
Horseshoe Falls LP	Nevada
Citigroup Global Markets Realty Corp.	New York
Citigroup Insurance Holding Corporation	Georgia
Financial Reassurance Company 2010, Ltd.	Vermont
Prime Reinsurance Company, Inc.	Vermont
Court Square Capital Limited	Delaware
Seguros e Inversiones, S.A.	El Salvador
SISA VIDA, S.A., Seguros de Personas	El Salvador
Citigroup BUSA Holdings Inc.	Delaware
Holding BUSA II, S. de R.L. de C.V.	Mexico
Holding BUSA, S. de R.L. de C.V.	Mexico
Citigroup Global Markets Holdings Inc.	New York
Citigroup Financial Products Inc.	Delaware
Administradora de Valores Integrales, S. de R.L. de C.V.	Mexico
CIGPF I Corp.	New York
Citicorp Securities Services, Inc.	Delaware
Citigroup Capital Partners I GP II Corp.	Delaware
Citigroup Derivatives Markets Inc.	Delaware

Citigroup Global Markets (International) Finance AG	Switzerland
Citigroup Global Markets Overseas Finance Limited	Cayman Islands
Citigroup Global Markets Hong Kong Holdings Limited	Hong Kong
Citigroup Global Markets (Proprietary) Limited	South Africa
Citigroup Global Markets Australia Holdings Pty Limited	Australia
Citigroup Global Markets Australia Pty Limited	Australia
Citigroup Global Markets Europe Limited	England
Citigroup Global Markets Limited	England
Citigroup Global Markets Hong Kong Limited	Hong Kong
Citigroup Global Markets Inc.	New York
Citigroup Global Markets Limited	England
Seven World Holdings LLC	Delaware
Citigroup Global Markets India Private Limited	India
The Yield Book Inc.	Delaware
Citigroup Holdco Delaware Finance Inc.	Delaware
Citigroup Delaware Finance General Partner LLC	Delaware
Citigroup Delaware Finance General Partner LLC	Delaware
Fscwil Funding Limited Partnership	Delaware
Citigroup Delaware Second Finance LLC	Delaware
Citigroup Holdco Finance Inc.	Delaware
Citigroup General Partner LLC	Delaware
Citigroup Funding Limited Partnership	Delaware
Citigroup Investments Inc.	Delaware
Citigroup Alternative Investments LLC	Delaware
Citigroup Private Equity LP	Delaware
Citigroup Capital Partners II Employee Master Fund, L.P.	Delaware
Citigroup Japan Holdings Corp.	Japan
Citigroup Global Markets Japan Inc.	Japan
Citigroup Management Corp.	Delaware
Citigroup Niagara Holdings LLC	Delaware
Citi GSCP Inc.	Delaware
Citigroup Niagara Holdings LLC	Delaware
Citi Niagara LLC	Delaware
TRV Holdings LLC	Delaware
TRV Investments LLC	Delaware
COHM Overseas Mexico Holding, S. de R.L. de C.V.	Mexico
Citigroup Capital Hold Co UK Limited	England
Citigroup Capital Partners Mexico, S. de R.L. de C.V.	Mexico
NAMGK Mexico Holding, S. de R.L. de C.V.	Mexico
Citicorp (Mexico) Holdings LLC	Delaware
Grupo Financiero Banamex, S.A. de C.V.	Mexico
Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, Integrante del Grupo Financiero Banamex	Mexico
Afore Banamex, S.A. de C.V.	Mexico
Vidapass, Sociedad Anonima de Capital Variable	Mexico
Banco Nacional de Mexico, S.A.	Mexico
Inmuebles Banamex, S.A. de C.V.	Mexico

Promotora de Sistemas de Teleinformatica, S.A. de C.V.	Mexico
Tarjetas Banamex, S.A. de C.V. SOFOM E.R.	Mexico
Tarjetas Banamex, S.A. de C.V. SOFOM E.R.	Mexico
Travelers Auto Leasing LLC	Delaware
Administradora de Valores Integrales, S. de R.L. de C.V.	Mexico
Pensiones Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Seguros Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico